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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of (i) Plum Creek Timber Company, Inc. for the registration of preferred stock, common stock, depositary shares, warrants and guarantees and (ii) Plum Creek Timberlands, L.P. for the registration of debt securities, and to the incorporation by reference therein of our reports (a) dated February 22, 2006, with respect to the consolidated financial statements of Plum Creek Timber Company, Inc., Plum Creek Timber Company, Inc. management's assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Plum Creek Timber Company, Inc., and (b) dated February 22, 2006, with respect to the consolidated financial statements of Plum Creek Timberlands, L.P., included in the Annual Report (Form 10-K) for the year ended December 31, 2005 of Plum Creek Timber Company, Inc., filed with the Securities and Exchange Commission.

/s/ ERNST & YOUNG LLP

Seattle, Washington
April 20, 2006

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm